EXHIBIT 99.1

News Release
For Immediate Release

For additional information from Infinity, Inc., please contact:
Stanton E. Ross, President and Chief Executive Officer
(620) 431-6200
James W. Dean, Vice President, Strategic & Corporate Development
(720) 932-7800
www.infinity-res.com

Infinity, Inc. Reports Record First Quarter 2005 Results

Company Posts First Quarter Records for Revenues, Gross Profit and EBITDA

DENVER, CO and CHANUTE, KS – (PR Newswire) – May 11, 2005 – Infinity, Inc. (NASDAQ: IFNY) today announced its results for the three months ended March 31, 2005. Financial and operational tables for the quarter follow this commentary.

First Quarter Results

Infinity reported record first quarter revenue of $5.5 million in 2005, a 55% increase over the $3.6 million in the prior year period. Gross profit for the first quarter of 2005 was a first quarter record of $2.9 million, a 78% increase over the $1.6 million in the prior year period. The net loss for the first quarter of 2005 of $9.7 million (or $0.83 per share), included $9.0 million of costs related to the beneficial conversion feature of the senior secured notes issued in January 2005 and costs related to the early extinguishment of debt, of which $8.8 million were non-cash costs. For the prior year period, the net loss was $1.8 million (or $0.19 per share), which included non-cash early extinguishment of debt costs of $0.7 million.

The senior secured notes issued by Infinity in January 2005, allow for the repayment of the notes with cash, or in certain circumstances and at the election of the Company, through the direct issuances of shares of common stock registered for resale at a conversion rate equal to 95% of the weighted average trading price of shares on the preceding day. This discounted conversion rate is a beneficial conversion feature for the note holders. Generally accepted accounting principles required Infinity to immediately expense the difference between the carrying value of the senior secured notes (approximately $23.5 million) and the market value of common stock required to retire the entire indebtedness assuming Infinity repays the notes entirely through the issuance of common shares (approximately $31.6 million). The charge also resulted in a corresponding $8.1 million increase to shareholders’ equity due to the presumed equity issuance.

EBITDA (earnings before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of other assets and expense related to the early extinguishment of debt) for the first quarter of 2005 was a first quarter record $1.7 million, a 321% increase over the EBITDA of $0.4 million in the

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prior year period. A reconciliation of net loss to EBITDA, a non-GAAP (generally accepted accounting principles) financial measure, is provided in the financial tables following this commentary.

Operations

Oilfield services, provided by Consolidated Oil Well Services, Inc. (“Consolidated”), generated record first quarter revenue of $4.1 million in 2005, an 85% increase over the $2.2 million in the prior year period. Consolidated performed 1,375 cementing, acidizing and fracturing jobs during the first quarter of 2005, an 85% increase over the 742 jobs in the prior year period. Of the 633 increase in jobs, 308 were increases in cement jobs and 265 were increases in acidizing jobs.

Exploration and production operations produced approximately 266 million cubic feet of natural gas equivalent (MMcfe) during the first quarter of 2005, an increase of 3% from the 259 MMcfe produced in the prior year period. Exploration and production also generated revenue of over $1.4 million during the first quarter of 2005, a 5% increase from the approximate $1.4 million in the prior year period.

Balance Sheet and Statement of Cash Flows

At March 31, 2005, Infinity had cash and equivalents of $12.5 million, net working capital surplus of $7.0 million, indebtedness of $31.6 million ($5.5 million of which converted into common stock in April 2005) and stockholders’ equity of $46.4 million (excluding the $5.5 million of debt converted into common stock), as compared to cash and equivalents of $3.1 million, net working capital surplus of $0.3 million, indebtedness of $25.6 million and stockholders’ equity of $28.8 million at December 31, 2004.

During the first quarter of 2005, Infinity issued $30 million in senior secured notes, with net proceeds after repayment of debt, fees and expenses of approximately $18.5 million, and received approximately $4.0 million of cash proceeds from the exercise of options and warrants for approximately 0.6 million common shares. In addition, during the first quarter of 2005 approximately $8.4 million (or $14.0 million in total through April 2005) of the convertible debt outstanding at December 31, 2004 converted into common stock. During the first quarter of 2005, the debt conversions resulted in the issuance of approximately 1.3 million shares of common stock (2.0 million shares in total through April 2005).

Net cash provided by operating activities in the first quarter increased by 701% from $0.2 million in 2004 to $1.9 million in 2005. Net cash used in investing activities in the first quarter increased by 426% from $2.9 million in 2004 to $15.0 million in 2005, including a $12.1 million, or 606%, increase in exploration and production capital expenditures from $2.0 million in 2004 to $14.1 million in 2005. Net cash provided by

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financing activities in the first quarter increased by 635% from $3.1 million in 2004 to $22.5 million in 2005.

Management’s Comments

Stanton E. Ross, Infinity President and Chief Executive Officer, said: “The operational and financial results for the first quarter reflect continuing strength in our operations and stronger financial condition for Infinity. We are particularly happy to have converted approximately $14 million of our debt into common equity and to have received nearly $4 million on the exercises of warrants and options, which were accompanied by the increase in our share float of nearly 2.6 million shares, or 25%, from the year-end 2004 levels.”

Ross continued, “Our oilfield service operations showed exceptionally strong operational and financial results during the first quarter in what has historically been the seasonally slow period of the year. We also look forward to seeing an increased contribution from our exploration and production operations during the balance of 2005, as we have just commenced initial production from our Fort Worth Basin operations and have only been producing from our Sand Wash Field’s fractured Niobrara oil play since March. We look forward to drilling new exploration and development wells in Texas and the Rockies beginning in the summer of this year.”

About Infinity, Inc.

Infinity, Inc., through its wholly-owned subsidiaries Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc., is an independent energy company engaged in the exploration, development and production of natural gas and oil and the operation and acquisition of natural gas and oil properties. The operations of Infinity Oil and Gas of Texas are focused on its exploratory drilling program in the Fort Worth Basin of Texas. The operations of Infinity Oil & Gas of Wyoming are focused on its Wamsutter Arch Pipeline Field and its Labarge Field located in the Greater Green River Basin in southwest Wyoming and its Sand Wash Field and Piceance Basin Prospect principally in northwest Colorado. Infinity, Inc. provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., with operations principally focused in the Mid-Continent region. The Company’s common stock is listed on the NASDAQ National Market under the symbol “IFNY.”

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Forward-looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include our expectations of increased financial, operating contributions from our continuing oil and gas exploration and production operations and planned drilling in Texas and the Rockies beginning in the summer of 2005. Factors that could cause or contribute to such differences include, but are not limited to, operating risks and problems, the results of drilling, decreases in the prices of oil and gas, a reduction in demand for and/or competition in oilfield services, increases in interest rates, the lack of funds for exploration and development drilling, liquidity and capital requirements, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic reports filed with the Securities and Exchange Commission.

You can find the Company’s filings with the Securities and Exchange Commission at www.infinity-res.com or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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INFINITY, INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets

	March 31, 2005	December 31, 2004
	(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$12,477	$3,052
Accounts receivable, net of allowances for doubtful accounts	3,422	3,494
Note receivable	—	1,581
Inventories	425	286
Prepaid expenses and other	389	654

Total current assets	16,713	9,067

Property and equipment, at cost, less accumulated depreciation	9,584	8,764

Oil and gas properties, using full cost accounting net of accumulated depreciation, depletion, amortization and ceiling write-down
Subject to amortization	32,107	28,792
Not subject to amortization	25,495	15,595
Intangible assets, at cost, less accumulated amortization	2,722	1,497
Note receivable	1,577	—
Other assets, net	333	333

Total assets	$88,531	$64,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable and current portion of long-term debt	$159	$284
Accounts payable	4,061	4,001
Accrued expenses	5,491	4,497

Total current liabilities	9,711	8,782
Long-term liabilities
Production taxes payable	342	469
Asset retirement obligations	660	635
Long-term debt, less current portion	25,866	11,330
8% subordinated convertible notes payable	—	2,493
7% subordinated convertible notes payable	5,566	11,517

Total liabilities	42,145	35,226

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.0001, authorized 300,000,000 shares, issued and outstanding 12,532,927 (2005) and 10,628,196 (2004) shares	1	1
Additional paid-in-capital	70,591	43,363
Accumulated deficit	(24,206)	(14,542)

Total stockholders’ equity	46,386	28,822

Total liabilities and stockholders’ equity	$88,531	$64,048

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INFINITY, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

	For the Three Months Ended
	March 31,
	2005	2004
	(in thousands, except per share data)
Revenue
Oilfield service operations	$4,070	$2,195
Exploration and production	1,445	1,371

Total revenue	5,515	3,566
Cost of revenue
Oilfield service operations	2,004	1,420
Oil and gas production expenses	439	363
Oil and gas production taxes	169	156

Total cost of revenue	2,612	1,939
Gross profit	2,903	1,627
General and administrative expenses	1,280	1,262
Depreciation, depletion, amortization and accretion	1,586	1,047

Operating income (loss)	37	(682)

Other income (expense)
Interest and other income	78	39
Amortization of loan discount and costs	(8,357)	(161)
Early extinguishment of debt	(904)	(682)
Interest expense	(517)	(279)
Gain (loss) on sales of other assets	(1)	0

Total other income (expense)	(9,701)	(1,083)

Net loss before income taxes	(9,664)	(1,765)
Income tax (expense) benefit	—	—

Net loss	$(9,664)	$(1,765)

Basic and diluted net loss per share	$(0.83)	$(0.19)
Weighted average basic and diluted shares outstanding	11,619	9,196

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INFINITY, INC. AND SUBSIDIARIES

Unaudited Consolidated Statement of Cash Flow

	For the Three Months Ended
	March 31,
	2005	2004
	(in thousands)
Cash flows from operating activities
Net loss	$(9,664)	$(1,765)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	1,586	1,047
Amortization of loan discount and costs included in interest expense	8,357	161
Expense related to the early extinguishment of debt	681	682
(Gain) loss on sales of other assets		1
Change in assets and liabilities:
(Increase) decrease in accounts receivable	72	(232)
(Increase) decrease in inventories	(139)	(36)
(Increase) decrease in prepaid expenses and other	265	(96)
Increase in accounts payable	60	(249)
Increase in accrued liabilities	728	731

Net cash provided by operating activities	1,947	243

Cash flows from investing activities
Capital expenditures – exploration and production	(14,064)	(1,997)
Capital expenditures – oilfield services	(1,080)	(103)
Proceeds from sale of fixed assets – exploration and production	133	—
Proceeds from sale of fixed assets – oilfield services	1	2
Acquisitions – exploration and production, net of cash acquired	—	(516)
Payments on note receivable	4	4
Increase in other assets	—	(245)

Net cash used in investing activities	(15,006)	(2,855)

Cash flows from financing activities
Proceeds from notes payable	—	275
Proceeds from borrowings on long-term debt	30,000	390
Proceeds from issuance of common stock	3,979	4,060
Issuance costs	(2,124)	(18)
Repayment of notes payable	(119)	—
Repayment of long-term debt	(9,252)	(1,647)

Net cash provided by financing activities	22,484	3,060

Net increase in cash and cash equivalents	9,425	448
Cash and cash equivalents, beginning of period	3,052	727

Cash and cash equivalents, end of period	$12,477	$1,175

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INFINITY, INC. AND SUBSIDIARIES

Selected Unaudited Operating and Financial Data by Operating Division

	For the Three Months Ended
	March 31,
	2005	2004
Oilfield Service Statistics
(Dollars in millions)
Job type:
Cementing	721	413
Acidizing	456	191
Fracturing	198	138
Job revenues:
Cementing	$2.1	$1.0
Acidizing	0.5	0.2
Fracturing	1.6	1.0
Discounts	(0.2)	(0.1)
Exploration and Production Statistics
(Dollars in thousands)
Production Volumes:
Natural gas (MMcf)	211.5	203.4
Oil and condensate (MBbls)	9.1	9.2
Natural gas equivalents (MMcfe; 6:1)	266.1	259.4
Financial Results:
Total revenue	$1,445	$1,371
Production expenses	439	363
Production taxes	169	156
Financial Results, per Mcfe:
Total revenue	$5.43	$4.97
Production expenses	1.65	1.40
Production taxes	0.64	0.60

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INFINITY, INC. AND SUBSIDIARIES

Non-GAAP Disclosures: Reconciliation of Net Loss to EBITDA (1)

	For the Three Months Ended
	March 31,
	2005	2004
	(in thousands)
Net loss	$(9,664)	$(1,765)
Adjustments:
Depreciation, depletion, amortization and accretion	9,943	1,208
Expense related to the early extinguishment of debt	904	682
Interest expense	517	279
(Gain) loss on sale of other assets	1	(0)
Income tax expense (benefit)	—	—

EBITDA	$1,701	$404

(1) In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings before interest, income taxes, depreciation, depletion amortization and accretion expenses, gains and losses on the sale of other assets and expense related to the early extinguishment of debt. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be equivalent to similarly titled measures of other companies.